Exhibit 23.1     Consent of Independent Auditors


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Bluegate Corporation


We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated March 28, 2005, on our audits of the consolidated financial statements of Bluegate Corporation for the years ended December 31, 2004 and 2003.


                                        /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
June 3, 2005